Exhibit 10.2

CLASS A COMMON STOCK PURCHASE AGREEMENT

Dated as of September 8, 2021

among

American Pacific Bancorp Inc.

and

Document Security Systems Inc.

CLASS A COMMON STOCK PURCHASE AGREEMENT

This CLASS A COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 8, 2021, is made by and among American Pacific Bancorp Inc., a Texas corporation (the “Company”) and Document Security Systems Inc. (“Purchaser”).

RECITALS

A.       The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.       Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to 6,666,700 shares (the “Shares”) of class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) at a price of $6.00 share or an aggregate amount of $40,000,200 (the “Purchase Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I

Purchase and Sale of Class A Common Stock

Section 1.1 Sale and Issuance of Class A Common Stock. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from the Company at the Closing (as defined below) and the Company agrees to sell, convey, transfer, and issue to Purchaser, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an "Encumbrance"), at the Closing, the Shares at the Purchase Price as defied above.

Section 1.2 Delivery. At the Closing, the Company shall issue to each Purchaser certificate(s), or in book entry form in lieu of certificates, representing the Shares purchased pursuant to this Agreement upon Purchaser’s payment of the Purchase Price therefor by wire transfer according to the wire instructions attached hereto as Exhibit A. At the Closing, Purchaser and the Company shall execute and deliver this Agreement.

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Section 1.3 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place on the date when all of the Transaction Documents (defined below) have been executed and delivered by the applicable parties and the other conditions to the Closing set forth in Sections 1.2 and 3 have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Purchaser).

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce Purchaser to enter into this Agreement and to purchase the Class A Common Stock, the Company hereby makes the following representations and warranties to Purchaser:

(a)       Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company which is material to the Company taken as a whole. The Company’s subsidiaries are listed on Schedule 2.1(a) of this Agreement

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the “Transaction Documents”), and to issue and sell the Class A Common Stock in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors (the “Board”) or its stockholders is required. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as-2-limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)       Capitalization. The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Class A Common Stock, par value $0.01 per share, of which 5,774,788 shares are issued and outstanding as of September 8, 2021, 100,000,000 shares of Class B Common Stock, par value $.01 per share, of which no shares are issued and outstanding as of September 8, 2021 and 100,000,000 shares of preferred stock, par value $0.01 per share, of which 491,665 shares are issued and outstanding as of September 8, 2021. Except as set out in Section 2.1(c) of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating the Company to issue or sell any shares of, or any other interest in, the Company, and there are no voting trusts, shareholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Class A Common Stock. The Company has furnished or made available to Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”) and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

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(d)       Issuance of the Class A Common Stock. The Shares to be issued to Purchaser pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

(e)       Shareholders List. The Shareholders List of the Company provided pursuant to this Agreement (i) is a true and correct copy of the list of shareholders of the Company and is true, correct and accurate as of the date hereof, and (ii) identifies all holders of common stock of the Company.

(f)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the-3-Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(g)       Financial Statements. Complete copies of the Company's audited financial statements consisting of the balance sheet of the Company as at December 31, in each of the years 2019 and 2020, and the related statements of income and retained earnings, shareholders' equity, and cash flow for the years then ended (the "Financial Statements") have been delivered or made available to Purchaser. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time ("GAAP"), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2020 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date". The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(h)        No Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, "Liabilities"), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

(i)        Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

(j)       Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality located in the United States is or will be necessary for, or in connection with, the issuance or delivery of the Shares or for the performance by the Company of its obligations under the Transaction Documents.

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(k)       No Investment Company. Neither the Company nor any of its subsidiaries is or will be after giving effect to the transactions contemplated by the Transaction Documents an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to the Company:

(a)       Organization and Standing of Purchaser. Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)       Authorization and Power. Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Shares and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all Purchaser’s obligations under the Transaction Documents, has been taken or will be taken prior to the Closing. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and legally binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Purchaser in connection with the execution and delivery of the Transaction Documents by Purchaser or the performance of Purchaser’s obligations hereunder or thereunder.

(c)       Acquisition for Investment. Purchaser is purchasing the Shares solely for its own account, not as a nominee or agent, and for the purpose of investment and not with a view to or for resale in connection with the distribution thereof. Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity. Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of its investment in the Company and (ii) is able to bear the financial risks associated with an investment in the Company.

(d)       Rule 144. Purchaser understands that the Class A Common Stock must be held indefinitely unless such Class A Common Stock is registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that it is familiar with the provisions of Rule 144 promulgated pursuant to the Securities Act (“Rule 144”), which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable, and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Class A Common Stock without either registration under the Securities Act or the existence of another exemption from such registration requirement. Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering, other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and the brokers who participate in the transactions do so at their own risk.

(e)       General. Purchaser understands that the Class A Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Class A Common Stock. Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Class A Common Stock.

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(f)       Opportunities for Additional Information. Purchaser acknowledges that Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the business, management, financial and other affairs of the Company, and to the extent deemed necessary in light of Purchaser’s personal knowledge of the Company’s affairs, Purchaser has asked such questions and received answers to the full satisfaction of Purchaser. Purchaser believes that it has received all the information Purchaser considers necessary or appropriate for deciding whether to purchase the Class A Common Stock. Purchaser also acknowledges that it is relying solely on its own advisors and the representations, warranties, covenants, agreements and statements contained in this Agreement and in the other Transaction Documents.

(g)       No General Solicitation. Purchaser acknowledges that the Class A Common Stock were not offered to Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)       Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Class A Common Stock. Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Conditions

Section 3.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Class A Common Stock. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchaser on the Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)       Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(c)       No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(d)       Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Company by each Purchaser at the Closing.

(e)       Delivery of Transaction Documents. The Transaction Documents to which the Purchaser is party shall have been duly executed and delivered by Purchaser to the Company.

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Section 3.2 Conditions Precedent to the Obligation of Purchaser to Close and to Purchase the Shares. The obligation hereunder of Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

(a)       Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(c)       No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(d)       Class A Common Stock. The Company shall have made arrangements for delivery of the certificates, or in book entry form in lieu of certificates, representing the Shares (in such denominations as each Purchaser may request) being acquired by Purchaser at the Closing.

(e)       Shareholders List. The Company will deliver to Purchaser at Closing, a shareholders list of the Company, dated September 8, 2021 (the “Shareholders List”).

(f)       Officer’s Certificate. On the Closing Date, the Company shall have delivered to Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 3.2(a) and Section 3.2 (b) as of the Closing Date.

(g)       Valuation. The Purchaser shall have received a written report form an independent financial advisory firm (as the Purchaser shall determine) (the “Valuation Report”) setting forth the their determination of the fair market value of the Shares (which determination shall be conclusive for all purpose under this Agreement or other Transactional Documents), a copy of which shall be provided to the Company, and such Valuation Report has not been amended or rescinded as of the Closing.

ARTICLE IV

Certificate Legend

Section 4.1 Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped if, unless otherwise required by state securities laws, (i) while such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, and such holder delivers the legended Shares to the Company or the Company’s transfer agent.

ARTICLE V

Termination

Section 5.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and Purchaser.

Section 5.2 Effect of Termination. In the event of termination by the Company or Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 5.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 6.1 and 6.2. Nothing in this Section 5.2 shall be deemed to release the Company or Purchaser from any liability for any breach under this Agreement or to impair the rights of the Company or Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VI

Miscellaneous

Section 6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the brokers’, finders’ and placement agents’ fees for the brokers, finders and placement agents that have been retained by the Company, if any.

Section 6.2 Specific Enforcement; Consent to Jurisdiction. The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(a)       The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)       All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such proceeding.

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Section 6.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Class A Common Stock, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Class A Common Stock then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 6.4 Notices. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, , email, or prepaid registered or certified mail, return receipt requested, to the address shown below or at such other address for which such party gives notice hereunder.

If to the Company:	American Pacific Bancorp, Inc.
Hamden Square Suite 210
4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
Attention: Ronald Wei, Chief Financial Officer

Email: ronald@alsetinternational.com

With copies (which shall not constitute notice) to:

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Darrin M. Ocasio, Esq. Partner
Email: DMOcasio@SRF.LAW

If to Purchaser:	Document Security Systems, Inc.
6 Framark Drive
New York, New York 14564
Attention: Jason Grady, Chief Operating Officer
Email: jgrady@dsssecure.com

Any notice sent by facsimile or email shall be deemed to have been given when sent. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

Section 6.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

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Section 6.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Except as provided herein, the Purchasers may not assign the Shares and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 6.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.10 Survival. Unless this Agreement is terminated under Section 6.1, the representations and warranties of the Company and the Purchasers contained in Article II shall survive the execution and delivery hereof and the Closing until the date one (1) year from the Closing Date, and the agreements and covenants set forth in Articles I, IV and VI of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 6.12 Securities Laws. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 6.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 6.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of page intentionally left blank. Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

AMERICAN PACIFIC BANCORP INC.

By:	/s/ Ronald Wei
Name:	Ronald Wei
Title:	Chief Financial Officer

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[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

PURCHASER:

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Jason Grady
Name:	Jason Grady
Title:	Chief Operating Officer

Email:	jgrady@dsssecure.com
Address:	6 Framark Drive
New York, NY 14564

Number of Shares: 6,666,700

Aggregate Purchase Price: $40,000,200

Please provide us with the following information:

1.	The exact name that your Class A Common Stock is to be registered in. You may use a nominee name if appropriate:

_Document Security System_____

2.	The relationship between Purchaser and the registered holder listed in response to item 1 above:

________Same ______________

3.	The mailing address of the registered holder listed in response to item 1 above:

____6 Framark Drive__________

____New York, NY 14564______

____________________________

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above: ____16-1229730________

[Signature Page to Class A Common Stock Purchase Agreement]

SCHEDULE 2.1(a)

Subsidiaries

HengFeng Finance Limited

SCHEDULE 2.1(c)

Outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating the Company to issue or sell any shares of, or any other interest in, the Company.

Warrants to Purchase 49,167 shares of the Class A Common Stock of the Company at an exercise price of $6.00 per share, to expire on July 7, 2025, held by Westpark Capital